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                                                                   EXHIBIT 10.38

                            PERFORMANCE UNDERTAKING

        This Performance Undertaking (this "Undertaking"), dated as of December 4, 2001, is executed by Nordstrom, Inc., a Washington corporation (the "Provider"), in favor of Bank One, NA (Main Office Chicago), a national banking association ("Bank One" or "Agent"), as Agent (together with its successors and assigns, "Recipient").

                                    RECITALS

        1. Nordstrom fsb, a federal savings bank association ("Bank") and Nordstrom Credit, Inc., a Colorado corporation ("NCI") have entered into an Operating Agreement, dated as of August 30, 1991, as amended by the First Amendment to Operating Agreement, dated as of March 1, 2001 and by the Second Amendment to Operating Agreement, dated as of October 1, 2001, as may be further amended from time to time (the "Operating Agreement") pursuant to which Bank, subject to the terms and conditions contained therein, sold its right, title and interest in certain of its accounts receivable and on a daily basis sells additional accounts receivable to NCI.

        2. Nordstrom, Inc., a Washington Corporation and NCI have entered into a Business Account Operating Agreement, dated as of February 1, 1997, as amended by the First Amendment to Business Account Operating Agreement, dated as of October 1, 2001, as may be further amended from time to time (the "Business Account Operating Agreement") pursuant to which Nordstrom, Inc., subject to the terms and conditions contained therein, sold its right, title and interest in certain of its accounts receivable and on a daily basis sells additional accounts receivable to NCI.

        3. NCI and Nordstrom Private Label Receivables LLC, a Delaware limited liability company (the "Transferor") have entered into a Receivables Purchase Agreement, dated as of October 1, 2001, as may be amended from time to time (the "Receivables Purchase Agreement") pursuant to which NCI, subject to the terms and conditions contained therein, sold its right, title and interest in certain accounts receivable and on a daily basis sells additional accounts receivable to Transferor.

        4. Transferor, Bank, in its capacity as servicer (in such capacity, the "Servicer") and Nordstrom Private Label Credit Card Master Note Trust, a Delaware statutory business trust (the "Issuer") have entered into a Transfer and Servicing Agreement, dated as of October 1, 2001, as may be amended from time to time (the "Transfer and Servicing Agreement") pursuant to which Transferor, subject to the terms and conditions therein, transferred its right, title and interest in certain accounts receivable (the "Receivables"), on a daily basis sells additional accounts receivable and Servicer agreed to service the Receivables.

        5. Issuer and Wells Fargo Bank West, N.A., as Indenture Trustee have entered into a Master Indenture dated as of October 1, 2001, as may be amended from time to time (the "Master Indenture") and an Indenture Supplement thereto dated as of November 19, 2001, as may be amended from time to time (the "Indenture Supplement" and together with the Master Indenture, the "Indenture") pursuant to which Issuer has issued the Class A Note and the Class B Note.


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        6. Transferor, Servicer, Falcon Asset Securitization Corporation, a
Delaware corporation ("Falcon") and Bank One have entered into the Note Purchase Agreement, dated as of November 19, 2001, as amended from time to time (the "Note Purchase Agreement") pursuant to which Agent has agreed to purchase the Class A Note from Transferor on behalf of the Conduit Purchaser.

        7. Pursuant to the Receivables Purchase Agreement, Transfer and Servicing Agreement and the Note Purchase Agreement, each of Bank and NCI, subject to the terms and conditions contained therein, makes certain representations, warranties and covenants, including agreeing to pay certain costs, fees and other amounts, all for the benefit of the Noteholders (as defined in the Indenture), including Falcon.

        8. Each of Bank and NCI is a Subsidiary of Provider, and Provider has received and will continue to receive substantial direct and indirect benefits from the sale and transfer of accounts receivable as described above (which benefits are hereby acknowledged).

        9. As an inducement for Falcon to purchase the Class A Note issued by Issuer and for Bank One to become agent, each pursuant to the Note Purchase Agreement, Provider has agreed to guaranty the due and punctual performance by
(i) Bank of its obligations, individually and in its capacity as Servicer under the Operating Agreement, the Transfer and Servicing Agreement and the Note Purchase Agreement and (ii) NCI of its obligations under the Receivables Purchase Agreement.

                                    AGREEMENT

        NOW, THEREFORE, Provider hereby agrees as follows:

        Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Note Purchase Agreement. In addition:

        "Obligations" means, collectively, (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by Bank, individually and in its capacity as Servicer, under and pursuant to the Operating Agreement, the Transfer and Servicing Agreement, the Indenture or the Note Purchase Agreement and each other document executed and delivered by Bank pursuant to the Operating Agreement, the Transfer and Servicing Agreement, the Indenture or the Note Purchase Agreement, as each such agreement is in effect on the date of this Undertaking, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Bank or Servicer under the Operating Agreement, the Transfer and Servicing Agreement or the Note Purchase Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason (including amounts that would become due but for the operation of the discretionary stay under Section 11(c)(12) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1821(a)(12), as amended) and (ii) all covenants, agreements, terms, conditions and indemnities to be performed and observed by NCI under and pursuant to the Receivables Purchase Agreement and each other document executed and delivered by NCI pursuant to the Receivables Purchase Agreement, as such agreement is in effect on the date of this Undertaking, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by NCI under the


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Receivables Purchase Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a), as amended).

        "Prime Rate" means with respect to any date of determination, a rate per annum equal to the prime rate of interest announced by Bank One or its parent (which is not necessarily the lowest rate charged to any customer) for such date of determination.

        "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person.

        Section 2. Guaranty of Performance of Obligations. Provider hereby guarantees to Recipient, the full and punctual payment and performance by each of Bank and NCI of its respective Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of (i) Bank under the Operating Agreement, the Transfer and Servicing Agreement and the Note Purchase Agreement and each other document executed and delivered by Bank pursuant thereto and (ii) NCI under the Receivables Purchase Agreement and each other document executed and delivered by NCI pursuant thereto. This Undertaking is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by Bank or NCI to Recipient, Purchasers or from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient or any Purchaser in favor of Bank, NCI or any other Person or other means of obtaining payment. Should Bank or NCI default in the payment or performance of any of its respective Obligations, Recipient (or its assigns) may, upon three Business Days' written notice to Provider, cause the immediate performance by Provider of such Obligations and cause any payment Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Provider; provided, however, that the failure of Recipient (or its assigns) to give such written notice to Provider shall in no event act as a waiver of any provision of this Undertaking or relieve Provider of any of its Obligations. Notwithstanding the foregoing, (i) this Undertaking is not a guarantee of the payment by an Obligor or collection of any of the Receivables (as defined in the Transfer and Servicing Agreement); and (ii) Provider shall not be responsible for any Obligations to the extent the failure to perform such Obligations by Bank or NCI results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor (as defined in the Transfer and Servicing Agreement); provided, that nothing herein shall relieve Bank from performing in full its Obligations as Servicer or Provider of its undertaking hereunder with respect to the full performance of the Servicer's or the Provider's respective duties. Subject to the provisions set forth in Section 8, any payment by Provider hereunder shall discharge all of Provider's liability for the amounts so paid.

        Section 3. Provider's Further Agreements to Pay. Provider further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses


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(including court costs and legal expenses) incurred or expended by Recipient in connection with the enforcement of the Obligations and this Undertaking, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

        Section 4. Waivers by Provider. To the extent permitted by law, Provider waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Servicer Default or other default or omission by Bank or NCI or asserting any other rights of Recipient under this Undertaking. Provider warrants that it has adequate means to obtain from Bank and NCI, on a continuing basis, information concerning the financial condition of Bank and NCI, and that it is not relying on Recipient to provide such information, now or in the future. To the extent permitted by law, Provider also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Provider (to the extent permitted by law), and without relieving Provider of any liability under this Undertaking (to the extent permitted by law), to deal with Bank, NCI and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Provider agrees, to the extent permitted by law, that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Servicer Default or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the existence of any claim, setoff or other rights which Provider may have at any time against Bank or NCI in connection herewith or any unrelated transaction;
(g) subject to the last sentence of Section 2 hereof, any assignment or transfer of the Obligations or any part thereof; or (h) any failure on the part of Bank or NCI to perform or comply with any term of the Operating Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Note Purchase Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not Provider shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (h) of this Section 4.

        Section 5. Unenforceability of Obligations Against Bank or NCI. To the extent permitted by law, notwithstanding (a) any change of ownership of Bank or NCI or the


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insolvency, bankruptcy or any other change in the legal status of Bank or NCI;
(b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of Bank, NCI or Provider to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking or (d) if any of the moneys included in the Obligations have become irrecoverable from Bank or NCI for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Provider and shall constitute the primary obligation of Provider. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Bank or NCI or for any other reason with respect to Bank or NCI, all such amounts then due and owing with respect to the Obligations under the terms of the Operating Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Note Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Provider.

        Section 6. Representations and Warranties. Provider hereby represents and warrants to Recipient that:

            (a) Existence and Standing. Provider is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

            (b) Authorization, Execution and Delivery; Binding Effect. Provider has the corporate power and authority and legal right to execute and deliver this Undertaking, perform its obligations hereunder and consummate the transactions herein contemplated. The execution and delivery by Provider of this Undertaking, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and Provider has duly executed and delivered this Undertaking. This Undertaking constitutes the legal, valid and binding obligation of Provider enforceable against Provider in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

            (c) No Conflict; Government Consent. The execution and delivery by Provider of this Undertaking and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it or any of its Subsidiaries is a party or by which it, any of its Subsidiaries or any of their respective property is bound, or (iv) any order, writ,


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        judgment, award, injunction or decree binding on or affecting it or any of its Subsidiaries or any of their respective property and, do not result in the creation or imposition of any Lien on assets of Provider or any of its Subsidiaries.

            (d) Financial Statements. The consolidated financial statements of Provider and its consolidated Subsidiaries dated as of January 31, 2001 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Provider and its consolidated Subsidiaries as of such date and for the period ended on such date. Since the later of (i) October 31, 2001 and (ii) the last time this representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of Provider or the ability of Provider to perform its obligations hereunder or the validity or enforceability of this Undertaking.

            (e) Taxes. Provider has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Provider or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings by Provider or such Subsidiary and as to which adequate reserves have been provided on the books of Provider or such Subsidiary in accordance with general accepted accounting principles. The United States income tax returns of Provider have been audited by the Internal Revenue Service through the fiscal year ended January 31, 2001. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Provider in respect of any taxes or other governmental charges are adequate.

            (f) Litigation and Contingent Obligations. There are no actions, suits or proceedings pending or, to the best of Provider's knowledge threatened against or affecting Provider, any of its Subsidiaries or any of their respective properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Provider and its Subsidiaries taken as a whole, (ii) the ability of Provider to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. Provider is not default with respect to any order of any court, arbitrator or governmental body and does not have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

        Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, to the extent permitted by law and until such time as the Class A Series 2001-2 Floating Rate Asset Backed Variable Funding Notes have been paid in full, Provider (a) waives and agrees not to enforce or otherwise exercise any right of subrogation to any of the rights of Recipient or any Purchaser against Bank or NCI, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient and Purchasers against Bank or NCI and all


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contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which Provider might now have or hereafter acquire against Bank or NCI that arise from the existence or performance of Provider's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against Bank or NCI in respect of any liability of Provider to Bank or NCI and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient or Purchasers. The payment of any amounts due with respect to any indebtedness of Bank or NCI now or hereafter owed to Provider is hereby subordinated to the prior payment in full of all of the Obligations. Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Provider will not demand, sue for or otherwise attempt to collect any such indebtedness of Bank or NCI to Provider until all of the Obligations shall have been indefeasibly paid and performed in full. If, notwithstanding the foregoing sentence, Provider shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Provider as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Provider under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Provider.

        Section 8. Termination of Performance Undertaking. Provider's obligations hereunder shall continue in full force and effect until all Obligations are indefeasibly paid and satisfied in full and the Operating Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Note Purchase Agreement are terminated, provided, that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency or reorganization of Bank, NCI or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Provider under this Undertaking.

        Section 9. Effect of Bankruptcy. This Undertaking shall survive the insolvency of Bank or NCI and the commencement of any case or proceeding by or against Bank or NCI under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to NCI or discretionary stay under the Federal Deposit Insurance Act with respect to Bank or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Bank or NCI is subject shall postpone the obligations of Provider under this Undertaking.

        Section 10. Taxes. All payments to be made by Provider hereunder shall be made free and clear of any deduction or withholding. If Provider is required by law \to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the


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making of such deduction or withholding, Recipient receives a net sum equal to the sum which they would have received had no deduction or withholding been made.

        Section 11. Further Assurances. Provider agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Provider as Recipient may reasonably request. Provider also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

        Section 12. Successors and Assigns. This Undertaking shall be binding upon Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Provider may not assign or transfer any of its obligations hereunder without the prior written consent of Recipient. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer its interest in the Note Purchase Agreement, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person (in each case, subject to any limitations on such assignment or participation contained in the Note Purchase Agreement), and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to Recipient or Purchasers herein.

        Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Provider therefrom shall be effective unless the same shall be in writing and signed by Recipient and Provider. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

        Section 14. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Provider, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth in Section 13.02 of the Note Purchase Agreement, or at such other addresses as each of Provider or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

        SECTION 15. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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        SECTION 16. CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT
HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENT, THE SERIES SUPPLEMENT, THE TRANSFER AND ADMINISTRATION AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

        Section 17. Bankruptcy Petition. Provider hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        Section 18. Miscellaneous. This Undertaking constitutes the entire agreement of Provider with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Provider's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Provider or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking.


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        IN WITNESS WHEREOF, Provider has caused this Undertaking to be executed and delivered as of the date first above written.


                                          NORDSTROM, INC.


                                          By: /s/ Robert E. Campbell
                                              ----------------------------------
                                              Name:  Robert E. Campbell
                                                     ---------------------------
                                              Title: Vice-President Treasurer
                                                     ---------------------------
                                          Address:   1617 Sixth Avenue
                                                     Seattle, Washington  98101
                                                     (206) 628-2111
                                                     Attention: Treasurer